As filed with the Securities and Exchange Commission on January 31, 2014

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act Of 1933

NORANDA ALUMINUM HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-8908550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

801 Crescent Centre Drive, Suite 600

Franklin, Tennessee 37067

(615) 771-5700

(Address, including zip code, and telephone number, including area code, of principal executive offices)

NORANDA ALUMINUM ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-8908458
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

SEE “TABLE OF ADDITIONAL REGISTRANTS” LISTED ON FOLLOWING PAGE

801 Crescent Centre Drive, Suite 600

Franklin, Tennessee 37067

(615) 771-5700

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Gail E. Lehman

Chief Administrative Officer, Vice President of Human Resources, General Counsel and Corporate Secretary

801 Crescent Centre Drive, Suite 600

Franklin, TN 37067

(615) 771-5700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew J. Nussbaum, Esq.

Joshua A. Feltman, Esq.

Kathryn Gettles-Atwa, Esq.

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, NY 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount To Be Registered	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Common Stock, par value $0.01 per share	(1)	(3)	(3)
Preferred Stock, par value $0.01 per share	(1)	(3)	(3)
Stock Purchase Contracts	(1)	(3)	(3)
Warrants	(1)	(3)	(3)
Debt Securities	(1)	(3)	(3)
Guarantees of Debt Securities	(7)	(7)	(7)
Total	—	—	$350,000,000(4)	$45,080(8)
Secondary Offering:
Common Stock, par value $0.01 per share	33,325,673 shares(2)	$3.46(5)	$115,306,829(6)	$14,852(8)
Total				$59,932(8)

(1)	With respect to the primary offering, we are registering such indeterminate number of principal amount and number of each identified class of our securities as we may offer and sell from time to time, which will have an aggregate initial offering price not to exceed $350,000,000.
(2)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock being registered hereunder include such indeterminate number of shares as may be issuable as a result of a stock split, reverse stock split, stock dividends or similar transactions.
(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance of the securities registered hereunder.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act at a rate equal to $128.80 per $1,000,000 of the proposed maximum aggregate offering price.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of $3.46, the average of the high and low reported sale prices of the Registrant’s common stock on the New York Stock Exchange on January 29, 2014.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933 at a rate equal to $128.80 per $1,000,000 of the proposed maximum aggregate offering price.
(7)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.
(8)	Pursuant to Rule 415(a)(6) under the Securities Act, the offers and sales of securities registered under this registration statement include offers and sales of unsold primary and secondary securities previously registered on Noranda Aluminum Holding Corporation’s Registration Statement on Form S-3 (Registration No. 333-172640) filed on March 7, 2011 and declared effective on March 11, 2011 (the “Prior Registration Statement”).

The Prior Registration Statement registered the offer and sale of an indeterminate number of principal amount and number of primary sales of common stock, preferred stock, stock purchase contracts, warrants and debt securities with an aggregate initial offering price not to exceed $350,000,000 (the “Primary Unsold Securities”). The Primary Unsold Securities remain unsold as of the date of this registration statement and are being included in this registration statement (the “Primary Securities”).

The Prior Registration Statement also registered the offer and sale of 43,325,673 shares of common stock in secondary sales. 33,325,673 shares remain unsold as of the date of this registration statement (the “Secondary Unsold Securities” and, together with the Primary Unsold Securities, the “Unsold Securities”). The Secondary Unsold Securities remain unsold as of the date of this registration statement and are being included in this registration statement (the “Secondary Securities”).

Pursuant to Rule 457(a) and (o), the total registration fee of $59,932 for this registration statement includes $45,080 for the Primary Securities and $14,852 for the Secondary Securities.

Pursuant to Rule 457(p) under the Securities Act, (1) the filing fee of $40,635 relating to the Primary Unsold Securities and (2) the filing fee of $59,081 relating to the Secondary Unsold Securities will be offset against the total filing fee due for this registration statement. Because the filing fees relating to the Primary Unsold Securities and Secondary Unsold Securities are greater than the total fees due for this registration statement, no registration fee is due for this registration statement.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Noranda Intermediate Holding Corporation*	Delaware	3334	34-1453238
Noranda Aluminum, Inc.*	Delaware	3334	36-2665285
Norandal USA, Inc.*	Delaware	3334	31-0946477
Gramercy Alumina Holdings Inc.*	Delaware	3334	20-0991941
Gramercy Alumina Holdings II, Inc.*	Delaware	3334	27-0652806
Noranda Alumina LLC*	Delaware	3334	20-1014769

*	All registrants have the following principal executive office:

801 Crescent Centre Drive, Suite 600

Franklin, Tennessee 37067

(615) 771-5700

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated January 31, 2014

PROSPECTUS

Noranda Aluminum Holding Corporation

Common Stock

Preferred Stock

Stock Purchase Contracts

Warrants

Debt Securities

Guarantees of Debt Securities

Noranda Aluminum Acquisition Corporation

Debt Securities

Guarantees of Debt Securities

And Certain Other Subsidiaries

Guarantees of Debt Securities

Noranda Aluminum Holding Corporation (“we,” “us” or “our”) may offer and sell from time to time common stock, preferred stock, stock purchase contracts, warrants, debt securities (including debt securities that may be convertible into or exchangeable for common stock) and guarantees of debt securities. In addition, Noranda Aluminum Acquisition Corporation (“Aluminum”) may offer and sell from time to time debt securities or fully and unconditionally guarantee any debt securities that we issue. The common stock, preferred stock, stock purchase contracts, warrants, debt securities and guarantees may be offered separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus. Certain subsidiaries may fully and unconditionally guarantee any debt securities that are issued.

In addition, up to 33,325,673 shares of our common stock may be offered and sold, from time to time, by selling stockholders described in this prospectus under the heading “Selling Stockholders” in the future in amounts, at prices, and on other terms to be determined at the time of the offer or sale and by any means described in this Prospectus under “Plan of Distribution.” We will bear all costs, fees and expenses in connection with the selling of stockholders’ securities. The selling stockholders will pay all commissions and discounts, if any, attributable to the sale or disposition of their shares of our common stock. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold pursuant to this prospectus, a supplement to this prospectus that contains specific information about the offering will be provided. You should read this prospectus and the applicable prospectus supplement carefully and any document we incorporate by reference into this prospectus and any accompanying prospectus supplement before you invest in the securities.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Noranda Aluminum Holding Corporation’s common stock is traded on the New York Stock Exchange under the symbol “NOR.”

Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. See “Information Incorporated by Reference.”

This prospectus is dated                     , 2014.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, we and/or the selling stockholders, may from time to time sell our securities in one or more offerings.

Each time we or one or more selling stockholders sell securities under this prospectus we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update, or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or any document incorporated by reference into this prospectus or the prospectus supplement is accurate as of any date other than the date of the applicable document regardless of its time of delivery or the time of any sales of our securities. Our business, financial condition, results of operations or cash flows may have changed since the date of the applicable document.

When we refer to “Noranda”, “we”, “our”, and “us” in this prospectus, we mean Noranda Aluminum Holding Corporation, “AcquisitionCo” refers to Noranda Aluminum Acquisition Corporation and “Apollo” collectively refers to Apollo Management, L.P. and its affiliates, unless the context indicates otherwise.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this prospectus.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are discussed under “Risk Factors” and elsewhere in this prospectus, our reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, or any prospectus supplement. All forward-looking information in this prospectus and documents incorporated by reference herein and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•	our indebtedness, and the possibility that we may incur more indebtedness;

•	the cyclical nature of the aluminum industry and fluctuating commodity prices, which cause variability in our earnings and cash flows;

•	a downturn in general economic conditions, including changes in interest rates, as well as a downturn in the end-use markets for certain of our products;

•	losses caused by disruptions in the supply of electrical power;

•	fluctuations in the relative cost of certain raw materials and energy compared to the price of primary aluminum and aluminum rolled products;

•	the effects of competition in our business lines;

•	the relative appeal of aluminum compared with alternative materials;

•	our ability to retain customers, a substantial number of which do not have long-term contractual arrangements with us;

•	our ability to fulfill our business’s substantial capital investment needs;

•	the cost of compliance with and liabilities under environmental, safety, production and product regulations;

•	weather, including natural disasters and other unplanned business interruptions;

•	labor relations (i.e., disruptions, strikes or work stoppages) and labor costs;

•	unexpected issues arising in connection with our operations outside of the United States;

•	our ability to retain key management personnel;

•	our expectations with respect to our acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions;

•	the ability of our insurance to cover fully our potential exposures;

•	the cost of compliance with future changes to healthcare legislation; and

•	the concentration of ownership held by our equity sponsor.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. Accordingly, investors should not place undue reliance on those statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

PROSPECTUS SUMMARY

We are a leading North American integrated producer of value-added primary aluminum and high quality rolled aluminum coils. We have two businesses: our upstream business and downstream business. Our upstream business is one of the largest U.S. producers of primary aluminum, and consists of three reportable segments: primary aluminum products, alumina refining, and bauxite. These three segments are closely integrated and consist of a smelter near New Madrid, Missouri, which we refer to as “New Madrid,” and supporting operations at our bauxite mine and alumina refinery. In 2012, New Madrid produced approximately 575 million pounds (261,000 metric tonnes) of primary aluminum, representing approximately 13% of total 2012 U.S. primary aluminum production, based on statistics from CRU International Limited. Our downstream business comprises our flat-rolled products segments, which is one of the largest aluminum foil producers in North America, and consists of four rolling mill facilities with a combined maximum annual production capacity of 410 to 495 million pounds, depending on production mix.

Our principal executive offices are located at 801 Crescent Centre Drive, Suite 600, Franklin, TN 37067, and our telephone number is (615) 771-5700. Our website is located at www.norandaaluminum.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the investor relations page of our corporate website at www.norandaaluminum.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on those websites is part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file in the future with the SEC will automatically modify, supersede, or update this prospectus. In other words, in the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement related to this prospectus until the termination of the offering of these securities:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 28, 2013;

•	Definitive Proxy Statement on Schedule 14A filed on April 22, 2013;

•

Quarterly Reports on Form 10-Q for the period ended March 31, 2013, filed on April 29, 2013, and for the period ended June 30, 2013, filed on July 30, 2013, and for the period ended September 30, 2013, filed on November 4, 2013;

•

Current Reports on Form 8-K filed on January 22, 2013, February 20, 2013 (Item 8.01 only), February 25, 2013, March 1, 2013, March 8, 2013, March 20, 2013, April 24, 2013 (Item 8.01 only), May 13, 2013, May 31, 2013, July 24, 2013 (Items 5.02 and 9.01), October 23, 2013, October 30, 2013 (Item 8.01 only), December 18, 2013 and January 29, 2014; and

•

The description of Noranda’s Common Stock, par value $0.01 per share, contained in Noranda’s Registration Statement on Form 8-A, as amended (File No. 001-34741), filed with the SEC on May 11, 2010 under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following address:

Noranda Aluminum Holding Corporation

801 Crescent Centre Drive, Suite 600

Franklin, Tennessee 37067

Attn: Investor Relations

Telephone: (615) 771-5700

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of the applicable document.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus supplement or the accompanying prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. We will provide without charge to each person to whom a copy of this prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) and a copy of any or all other contracts or documents which are referred to in this prospectus. You may request a copy of these filings at the address and telephone number set forth above.

In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about Noranda. The agreements may contain representations and warranties by Noranda or other parties, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

INDUSTRY AND MARKET DATA

We obtained the market and certain other data used in this prospectus and the information incorporated by reference herein from our own research, surveys or studies conducted by third parties and industry or general publications, and other publicly available sources. Industry and general publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources. As a result, you should be aware that the industry and market data included in this prospectus and the information incorporated by reference herein, and estimates and beliefs based on that data, may not be reliable. We cannot guarantee the accuracy or completeness of any such information.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our 2012 Annual Report on Form 10-K and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to our securities. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. The risks and uncertainties described in the prospectus supplement and the documents we incorporate by reference into this prospectus are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our securities could decline, and you could lose all or part of your investment. See also the information contained under the heading “Cautionary Statement Concerning Forward-Looking Statements” above.

SUBSIDIARY GUARANTORS

Certain of our domestic subsidiaries (which we refer to as the “subsidiary guarantors” in this prospectus) may fully and unconditionally guarantee our or AcquisitionCo’s payment obligations under any series of debt securities offered by this prospectus. Financial information concerning our subsidiary guarantors and any non-guarantor subsidiaries will be included in our consolidated financial statements filed as part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.

Additional information concerning our subsidiaries and us is included in our periodic reports and other documents incorporated by reference in this prospectus. Please read “Where You Can Find More Information.”

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the securities by us will be used for general corporate purposes. General corporate purposes include working capital, the expansion of our production capabilities, research and development, purchases of capital equipment, potential acquisitions of businesses that we believe are complementary to our business and the repayment, repurchase or redemption of outstanding indebtedness. We have not determined the specific portion of any net proceeds to be used for these purposes, and the net proceeds from this offering have not been accounted for in our normal budgeting process. Although from time to time we evaluate possible acquisitions of companies and assets, we currently have no definitive commitments or agreements to make any acquisitions, and cannot assure you that we will make any acquisitions in the future. The amounts actually expended for these purposes may vary significantly and will depend on a number of factors, including the amount of cash we generate from future operations, the actual expenses of operating our business, opportunities that may be or become available to us.

We will not receive any proceeds from the sale of the securities by selling stockholders.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale of up to a total of 33,325,673 shares of our common stock by Apollo and certain of our current and former executive officers, employees and directors. Information about such officers, employees and directors that may offer shares of common stock pursuant to this prospectus will be set forth in one or more prospectus supplements or in filings that we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus. Each of such officers, employees and directors who may offer shares of common stock pursuant to this prospectus acquired the shares prior to the date of the filing of the registration statement of which this prospectus forms a part. The transactions in which the shares were acquired have been completed. The shares were acquired as part of our acquisition by Apollo in May of 2007 and, in the case of the executive officers, employees and directors, through participating in certain employee benefit plans and/or stock incentive plans.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our consolidated ratio of earnings to fixed charges. For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing fees and a portion of rental expense that management believes is representative of the interest component of rental expense. We have not presented a ratio of earnings to fixed charges and preferred stock dividends because we did not have preferred stock outstanding as of the date of this prospectus. The following table should be read in conjunction with our consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference herein. For further information, please see Exhibit 12.1 (Computation of Ratio of Earnings to Fixed Charges) to the registration statement of which this prospectus forms a part.

(in millions)	Nine Months Ended September 30, 2013		As of and for the year ended December 31, 2012	As of and for the year ended December 31, 2011	As of and for the year ended December 31, 2010	As of and for the year ended December 31, 2009	As of and for the year ended December 31, 2008
Ratio of Earnings to Fixed Charges	—	*	3.1x	8.9x	4.1x	3.9	—	**

*	Earnings for the nine months ended September 30, 2013 were inadequate to cover fixed charges. The coverage deficiency was $51.2 million.
**	Earnings for the year ended December 31, 2008 were inadequate to cover fixed charges. The coverage deficiency was $114.7 million.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our amended and restated certificate of incorporation and bylaws, and of specific provisions of Delaware law. The following description is intended as a summary only and is qualified in its entirety by reference to our amended and restated certificate of incorporation, our amended and restated bylaws and the Delaware General Corporation Law, or “DGCL.”

General

Pursuant to our amended and restated certificate of incorporation, our capital stock consists of a total of 225 million authorized shares, of which 200 million shares, par value $0.01 per share, are designated as “common stock” and 25 million shares, par value $0.01 per share, are designated as “preferred stock.” As of December 31, 2013, there were 68,090,435 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our Board of Directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, as described below, if any. Under Delaware law, we can only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.

Liquidation Rights. Upon liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock.

Other Matters. The common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable, and the shares of our common stock offered in this offering, upon payment and delivery in accordance with the underwriting agreement, will be fully paid and non-assessable.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, shares of preferred stock are issuable from time to time, in one or more series, with the designations of the series, the voting rights (if any) of the shares of the series, the powers, preferences and relative, participation, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof as our Board of Directors from time to time may adopt by resolution, subject to certain limitations. Each series will consist of that number of shares as will be stated and expressed in the certificate of designations providing for the issuance of the stock of the series. All shares of any one series of preferred stock will be identical.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title and stated value of the series of shares of preferred stock and the number of shares constituting that series;

•	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the series;

•	the date from which dividends on shares of preferred stock of the series shall cumulate, if applicable;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any, for shares of preferred stock of the series;

•	the provision for a sinking fund, if any, for shares of preferred stock of the series;

•	the provision for redemption or repurchase, if applicable, of shares of preferred stock of the series;

•	any listing of the series of shares of preferred stock on any securities exchange;

•

the terms and conditions, if applicable, upon which shares of preferred stock of the series will be convertible into shares of preferred stock of another series or common stock, including the conversion price, or manner of calculating the conversion price;

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in shares of preferred stock of the series will be represented by global securities;

•	any other specific terms, preferences, rights, limitations or restrictions of the series of shares of preferred stock;

•	a discussion of any material United States federal income tax consequences of owning or disposing of the shares of preferred stock of the series;

•	the relative ranking and preferences of shares of preferred stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•

any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Composition of Board of Directors; Election and Removal of Directors

Prior to March 19, 2012, Apollo owned a majority of our voting stock and, as a result, we qualified as a “controlled company” under New York Stock Exchange, or NYSE, listing standards. As a controlled company, we were exempt from NYSE requirements to have a majority of independent directors on our Board and to have a nominating/corporate governance committee and a compensation committee composed entirely of independent directors. On March 19, 2012, Apollo sold 10,000,000 shares of our common stock in a public offering. As a result, Apollo’s ownership declined to 48.8% of our outstanding common stock, and we no longer qualified as a controlled company under NYSE listing standards. Therefore, we were subject to NYSE transition rules requiring that, within 90 days after termination of our controlled company status, a majority of the directors on the Nominating and Governance Committee and the Compensation Committee must be independent. Accordingly, effective March 19, 2012, Mr. Press resigned from the Nominating and Governance Committee, and Messrs. Kasdin and Miklich were appointed to serve on that committee. In addition, Mr. Nord resigned from the Compensation Committee, and Messrs. Kasdin and Schumacher were appointed to serve on that committee. The NYSE transition rules further require that, within one year after termination of our controlled company status, a majority of our directors must be independent and all members of the Nominating and Governance Committee and the Compensation Committee must be independent. Therefore, on January 16, 2013, Mr. Ali Rashid, a director who was not considered independent due to his relationship with Apollo, resigned, and on January 17, 2013, the Board elected Mr. Rolfe to fill the vacancy created by Mr. Rashid’s resignation. In addition, on March 13, 2013, Mr. Press and Mr. Nord resigned from the Compensation Committee and Nominating and Governance Committee, respectively, and Mr. Rickertsen was appointed to serve on both committees.

In accordance with our amended and restated certificate of incorporation and our amended and restated bylaws, the number of directors comprising our Board of Directors is determined from time to time by our Board of Directors, but may not be less than three nor more than fifteen directors, and only a majority of the Board of Directors may fix the number of directors. Currently, we have 12 directors. Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. At any meeting of our Board of Directors, except as otherwise required by law, a majority of the total number of directors then in office will constitute a quorum for all purposes; provided, however, that for so long as there is at least one Apollo representative on the Board of Directors, then a quorum must include such representative(s) unless each such representative waives the right to be included in the quorum at such meeting.

The amended and restated securityholders agreement among Noranda, Apollo and certain members of our management provides that, except as otherwise required by applicable law, if Apollo continues to hold (1) at least 30% but less than 50% of our outstanding common stock, it will have the right to designate at least six director nominees; (2) at least 20% but less than 30% of our outstanding common stock, it will have the right to designate at least five director nominees; and (3) at least 10% but less than 20% of our outstanding common stock, it will have the right to designate at least three director nominees. If, at any time, the Board of Directors decreases the size of the Board of Directors to nine or fewer directors, Apollo will have the right to designate at least four, three and two director nominees, respectively, according to the ownership levels detailed above. Once Apollo owns less than 10% of our outstanding common stock, it will have no right to designate directors. Except as otherwise required by applicable law, Apollo will have the right to designate a replacement to fill a vacancy on Noranda’s Board of Directors that was designated by Apollo. Based on Apollo’s ownership of 48.2% of our common stock on December 31, 2013, Apollo has the right to designate at least six of our director nominees. See “Certain Relationships and Related Transactions, And Director Independence,” incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2012.

Our amended and restated certificate of incorporation provides that our Board of Directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our Board of Directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board. Our amended and restated certificate of incorporation also provides that stockholders do not have the right to cumulative votes in the election of directors.

Under the DGCL, unless otherwise provided in our amended and restated certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our amended and restated certificate of incorporation does not make an exception to this rule. In addition, our amended and restated certificate of incorporation and bylaws provide that, except to the extent otherwise provided in the amended and restated securityholders agreement, any vacancies on our Board of Directors will be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum, subject to Apollo’s rights as described above.

Special Meetings of Stockholders

Our amended and restated certificate of incorporation provides that special meetings of the stockholders may be called only by the chairman of the Board of Directors or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the company would have if there were no vacancies.

Section 203 of the DGCL

In our amended and restated certificate of incorporation, we elect not to be subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in the manner prescribed therein. A “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in some cases, within three years prior, did own) 15% or more of the corporation’s voting stock.

Certain Corporate Anti-Takeover Provisions

Certain provisions in our amended and restated certificate of incorporation and amended and restated bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our amended and restated certificate of incorporation contains provisions that permit our Board of Directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. See “—Preferred Stock.”

Classified Board; Number of Directors

Our amended and restated certificate of incorporation provides that our Board of Directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible and the number of directors on our board may be fixed only by the majority of our Board of Directors, as described above in “—Composition of Board of Directors; Election and Removal of Directors.”

Removal of Directors, Vacancies

Our stockholders are able to remove directors only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote in the election of directors. Vacancies on our Board of Directors may be filled only by a majority of our Board of Directors. Except as otherwise required by applicable law, the amended and restated securityholders agreement provides that Apollo has the right to designate a replacement to fill a vacancy on Noranda’s Board of Directors that was designated by Apollo. See “Certain Relationships and Related Transactions, And Director Independence,” incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2012.

No Cumulative Voting

Our amended and restated certificate of incorporation provides that stockholders do not have the right to cumulative votes in the election of directors. Cumulative voting rights would have been available to the holders of our common stock if our amended and restated articles of incorporation had not negated cumulative voting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated bylaws provides that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the previous year’s annual meeting. Our amended and restated bylaws will also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

All the foregoing proposed provisions of our amended and restated certificate of incorporation and amended and restated bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. These same provisions may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest. In addition, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Corporate Opportunity

Our amended and restated certificate of incorporation provides that no officer or director of us who is also an officer, director, employee, managing director or other affiliate of Apollo will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Apollo instead of us, or does not communicate information regarding a corporate opportunity to us that the officer, director, employee, managing director or other affiliate has directed to Apollo.

Amendment of Our Certificate of Incorporation

Under applicable law, our amended and restated certificate of incorporation provides that it may be amended only with the affirmative vote of a majority of the outstanding stock entitled to vote thereon; provided that Apollo’s prior written approval is required for any modification, amendment or repeal of the provisions discussed above regarding the ability of Apollo-related directors to direct or communicate corporate opportunities to Apollo. See “—Corporate Opportunity.”

Amendment of Our Bylaws

Our amended and restated bylaws provide that they can be amended by the vote of the holders of a majority of the shares then entitled to vote or by the vote of a majority of the Board of Directors; provided that Apollo’s prior written approval is required for any modification, amendment or repeal of the provisions discussed above regarding the requirement that as long as at least one Apollo representative on the Board of Directors, then a quorum must include such representative(s) unless each such representative waives the right to be included in the quorum at such meeting. See “—Composition of Board of Directors; Election and Removal of Directors.”

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation provides that no director will be personally liable for monetary damages for breach of any fiduciary duty as a director, except with respect to liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (governing distributions to stockholders); or

•	for any transaction from which the director derived any improper personal benefit.

However, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The modification or repeal of this provision of our amended and restated certificate of incorporation will not adversely affect any right or protection of a director existing at the time of such modification or repeal.

Our amended and restated certificate of incorporation provides that we will, to the fullest extent from time to time permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. We will also indemnify any person who, at our request, is or was serving as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise. We may, by action of our Board of Directors, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.

The right to be indemnified will include the right of an officer or a director to be paid expenses in advance of the final disposition of any proceeding, provided that, if required by law, we receive an undertaking to repay such amount if it will be determined that he or she is not entitled to be indemnified.

Our Board of Directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our Board of Directors may also adopt bylaws, resolutions or contracts implementing indemnification arrangements as may be permitted by law. Neither the amendment nor the repeal of these indemnification provisions, nor the adoption of any provision of our amended and restated certificate of incorporation inconsistent with these indemnification provisions, will eliminate or reduce any rights to indemnification relating to their status or any activities prior to such amendment, repeal or adoption.

We believe these provisions will assist in attracting and retaining qualified individuals to serve as directors.

Listing

Our common stock is listed on the NYSE under the trading symbol “NOR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the stock purchase contracts that we may offer under this prospectus. While the terms we have summarized below will apply generally to any stock purchase contracts that we may offer under this prospectus, we will describe the particular terms of any series of stock purchase contracts in more detail in the applicable prospectus supplement. The terms of any stock purchase contracts offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of stock purchase contract that describes the terms of the particular stock purchase contract we are offering before the issuance of the related stock purchase contract. The following summaries of material provisions of the stock purchase contracts are subject to, and qualified in their entirety by reference to, all the provisions of the stock purchase contracts applicable to the stock purchase contracts that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the stock purchase contracts that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete stock purchase contracts that contain the terms of the stock purchase contracts.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock. The consideration per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The stock purchase contracts may require us to make periodic payments to the holders of certain of our securities or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular warrants we are offering before the issuance of the related warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.

We may evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular warrants.

If we decide to issue warrants pursuant to this prospectus, we will specify in a prospectus supplement the terms of the warrants, including, if applicable, the following:

•	the offering price and aggregate number of warrants offered;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	the number of shares of stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion of any material U.S. federal income tax considerations of owning or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants may have no rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase our common stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase shares of our common stock at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. If we so indicate in the applicable prospectus supplement, the warrants may also provide that they may be exercised on a “cashless” or net basis. We will set forth on the reverse side of the warrant certificate, if applicable, and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or a warrant agent in order to exercise a warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at our offices, the corporate trust office of a warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the shares of our common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender shares of our common stock as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

Debt securities may be issued by Noranda Aluminum Holding Corporation or Noranda Aluminum Acquisition Corporation. When describing any debt securities, references to “we”, “us”, “our” and the Company refer to the issuer(s) of those debt securities.

We have filed, as an exhibit to the registration statement of which this prospectus is a part, the form of indenture pursuant to which the debt securities will be issued and will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of debt security that describes the terms of the particular debt securities we are offering before the issuance of the related debt securities. We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, we will specify the trustee under such indenture in the applicable prospectus supplement. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of those provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The payment obligations of the issuer(s) under any series of debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. If a series of debt securities is so guaranteed, the guarantors will execute the applicable indenture, a supplemental indenture or a notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee.

The obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor in respect to its obligations under its guarantee.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal amount of the debt securities will mature;

•

if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•

if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•

the events of default and covenants relevant to the debt securities, including, the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such debt securities;

•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	the forms of the debt securities;

•	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

The selling stockholders may also sell their shares of common stock under Rule 144 of the Securities Act, or any other available exemption, rather than this prospectus.

In addition, we or any selling stockholder may enter into option, share lending or other types of transactions that require us or such selling stockholder to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or any selling stockholder may enter into hedging transactions with respect to our securities. For example, we or such selling stockholder may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers.

If we or any selling stockholders use underwriters or dealers in the sale, the common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we or selling stockholders may sell the common stock through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions that we or any selling security holders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We or any selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or any selling stockholders pay for solicitation of these delayed delivery contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us and by any selling stockholder against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or any selling security holder in the ordinary course of business.

Our common stock is listed on the NYSE under the symbol “NOR.” Common stock sold under this prospectus will be listed on the NYSE, upon official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, Wachtell, Lipton, Rosen & Katz will pass upon for us the validity of the securities offered hereby.

EXPERTS

The consolidated financial statements of Noranda Aluminum Holding Corporation appearing in Noranda Aluminum Holding Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2012, and the effectiveness of Noranda Aluminum Holding Corporation’s internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Subject to certain limitations, our articles of incorporation eliminate the liability of our directors to us or our shareholders for monetary damages for any action taken, or any failure to take action, as a director to the extent permitted under the General Corporation Law of the State of Delaware (the “DGCL”). Our articles of incorporation require us, subject to certain limitations, to indemnify and hold harmless any director or officer who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action because the person is or was our director or officer against liability incurred in such proceeding, and to advance expenses to our officers and directors who are parties to an action for which indemnification may be sought. We have obtained an insurance policy covering our directors and officers against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations. These policies include coverage for liabilities arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Common Stock

Preferred Stock

Stock Purchase Contracts

Warrants

Debt Securities

Guarantees of Debt Securities

PROSPECTUS

                , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All amounts are estimates, except for the SEC registration fee.

SEC registration fee	$59,932*
The NYSE listing fee**
The Financial Industry Regulatory Authority Inc. filing fee**
Transfer agent’s fee**
Printing and engraving expenses**
Legal and accounting fees and expenses**
Miscellaneous**

Total*

*	Pursuant to Rule 457, certain filing fees associated with our prior registration statement on Form S-3 will be offset against the total filing fee due for this registration statement. See note (8) under “Calculation of Registration Fee” on the cover of this registration statement.
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Delaware Corporation Registrants

Each of Noranda Aluminum Holding Corporation (“Noranda HoldCo”), Noranda Aluminum Acquisition Corporation (“Noranda AcquisitionCo”), Noranda Intermediate Holding Corporation (“Noranda Intermediate”), Noranda Aluminum, Inc. (“Noranda Aluminum”), Norandal USA, Inc., Gramercy Alumina Holdings Inc. (“Gramercy”) and Gramercy Alumina Holdings II, Inc. (“Gramercy II”) is a Delaware corporation. Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against any expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Article X of Noranda Holdco’s Amended and Restated Certificate of Incorporation, Article VIII of Noranda AcquisitionCo’s Certificate of Incorporation, as amended, Article Ninth of Noranda Aluminum’s Certificate of Incorporation, as amended, and Article VIII of Gramercy II’s Articles of Incorporation each provide for the indemnification of directors, officers, employees or agents to the fullest extent permitted by the DGCL. Article Eighth of Noranda Intermediate’s Certificate of Incorporation and Article XII of Gramercy’s Bylaws provide for similar indemnification of their respective directors and officers. Article X of Noranda Holdco’s Amended and Restated Certificate of Incorporation and Article VIII of Noranda AcquisitionCo’s Certificate of Incorporation, as amended, also provide that, in any action initiated by a person seeking indemnification, Noranda HoldCo or Noranda AcquisitionCo, as applicable, shall bear the burden of proof that the person is not entitled to indemnification.

Section 102(b)(7) of the DGCL provides that a Delaware corporation may, with certain limitations, set forth in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Article IX of Noranda Holdco’s Amended and Restated Certificate of Incorporation, Article VIII of Noranda AcquisitionCo’s Certificate of Incorporation, as amended, and Article VIII of Gramercy II’s Certificate of Incorporation each include such a provision.

Section 145(g) of the DGCL provides that a Delaware corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent of the corporation or, if serving in such capacity at the request of the corporation, of another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation has the power to indemnify such person against such liability under the DGCL. Article X of Noranda Holdco’s Amended and Restated Certificate of Incorporation, Article VIII of Noranda AcquisitionCo’s Certificate of Incorporation, as amended, Article XII of Gramercy’s Bylaws and Article VIII of Gramercy II’s Articles of Incorporation each permits the corporation to maintain insurance, at the corporation’s expense, to protect itself or any of its directors, officers, employees or agents or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Delaware Limited Liability Company Registrant

Noranda Alumina LLC (“Noranda Alumina”) is a Delaware limited liability corporation. Section 18-108 of the Delaware Limited Liability Company Act permits a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Article XIV of Noranda Alumina’s limited liability company agreement provides for indemnification of any person who is or was a member, manager, officer or employee of the company.

Item 16.	Exhibits, Financial Statements and Financial Statement Schedules.

(a)	Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of Noranda Aluminum Holding Corporation (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-8 (File No. 333-166947), filed on May 19, 2010).

3.2	Amended and Restated By-Laws of Noranda Aluminum Holding Corporation (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-8 (File No. 333-166947), filed on May 19, 2010)

3.3	Certificate of Incorporation, as amended, of Noranda Aluminum Acquisition Corporation (incorporated by reference to Exhibit 3.3 of Noranda Aluminum Acquisition Corporation’s Registration Statement filed on Form S-4 on January 10, 2014)

3.4	Bylaws of Noranda Aluminum Acquisition Corporation (incorporated by reference to Exhibit 3.4 of Noranda Aluminum Holding Corporation’s Registration Statement filed on Form S-4 on January 31, 2008)

3.5	Certificate of Incorporation, as amended, of Noranda Intermediate Holding Corporation (incorporated by reference to Exhibit 3.5 of Noranda Aluminum Acquisition Corporation’s Registration Statement filed on Form S-4 on January 10, 2014)

3.6	Bylaws of Noranda Intermediate Holding Corporation (incorporated by reference to Exhibit 3.6 of Noranda Aluminum Holding Corporation’s Registration Statement filed on Form S-4 on January 31, 2008)

3.7	Certificate of Incorporation, as amended, of Noranda Aluminum, Inc. (incorporated by reference to Exhibit 3.7 of Noranda Aluminum Holding Corporation’s Registration Statement filed on Form S-4 on January 31, 2008)

3.8	Bylaws of Noranda Aluminum, Inc. (incorporated by reference to Exhibit 3.8 of Noranda Aluminum Holding Corporation’s Registration Statement filed on Form S-4 on January 31, 2008)

3.9	Certificate of Incorporation of Norandal USA, Inc. (incorporated by reference to Exhibit 3.9 of Noranda Aluminum Holding Corporation’s Registration Statement filed on Form S-4 on January 31, 2008)

3.10	Bylaws of Norandal USA, Inc. (incorporated by reference to Exhibit 3.10 of Noranda Aluminum Holding Corporation’s Registration Statement filed on Form S-4 on January 31, 2008)

3.11	Certificate of Incorporation of Gramercy Alumina Holdings, Inc. (incorporated by reference to Exhibit 3.11 of Noranda Aluminum Holding Corporation’s Registration Statement filed on Form S-4 on January 31, 2008)

3.12	Bylaws of Gramercy Alumina Holdings Inc. (incorporated by reference to Exhibit 3.12 of Noranda Aluminum Holding Corporation’s Registration Statement filed on Form S-4 on January 31, 2008)

3.13	Amended Certificate of Formation of Noranda Alumina LLC (incorporated by reference to Exhibit 3.13 of Noranda Aluminum Acquisition Corporation’s Registration Statement filed on Form S-4 on January 10, 2014)

Exhibit Number	Description

3.14	Amended and Restated Limited Liability Company Agreement of Noranda Alumina LLC (incorporated by reference to Exhibit 3.14 of Noranda Aluminum Acquisition Corporation’s Registration Statement filed on Form S-4 on January 10, 2014)

3.15	Certificate of Incorporation of Gramercy Alumina Holdings II, Inc. (incorporated by reference to Exhibit 3.15 of Noranda Aluminum Acquisition Corporation’s Registration Statement filed on Form S-4 on January 10, 2014)

3.16	By-laws of Gramercy Alumina Holdings II, Inc. (incorporated by reference to Exhibit 3.16 of Noranda Aluminum Acquisition Corporation’s Registration Statement filed on Form S-4 on January 10, 2014)

4.1	Form of Indenture of Noranda Aluminum Holding Corporation

4.2	Form of Indenture of Noranda Aluminum Acquisition Corporation

4.3	Form of Preferred Stock Certificate*

4.4	Form of Debt Security*

4.5	Form of Warrant Agreement, including the Form of Warrant Certificate*

4.6	Form of Stock Purchase Contract*

4.7	Form of common stock certificate of the Company (incorporated by reference to Exhibit 4.6 of Amendment No. 6 to the Company’s Registration Statement on Form S-1 (File No. 333-150760), filed on April 26, 2010)

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 of Noranda Aluminum Holding Corporation’s Form 10-Q filed on November 4, 2013 and Exhibit 12.1 of Noranda Aluminum Holding Corporation’s Form 10-K filed on February 28, 2013)

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

23.2	Consent of CRU

23.3	Consent of Ernst & Young LLP (Nashville)

24.1	Power of Attorney of Noranda Aluminum Holding Corporation (the powers of attorney for each of Noranda Aluminum Acquisition Corporation, Noranda Intermediate Holding Corporation, Noranda Aluminum, Inc., Norandal USA, Inc., Gramercy Alumina Holdings Inc., Gramercy Alumina Holdings II, Inc. and Noranda Alumina LLC, respectively, are included in the relevant signatures pages hereto)

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, with reference to Noranda Aluminum Holding Corporation, as Trustee under the Indenture.

25.2*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, with reference to Noranda Aluminum Holding Corporation, as Trustee under the Indenture.

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

(b)	Financial Statement Schedules

No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the SEC are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of Regulation C of the Securities Act of 1933 (“Rule 424(b)”) if, in the aggregate, the changes in volume and price represent, no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in “Item 15. Indemnification of Directors and Officers” above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against, such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on the 31st day of January, 2014.

NORANDA ALUMINUM HOLDING CORPORATION

By:	/s/ LAYLE K. SMITH
Name:	Layle K. Smith
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below

Signature	Title	Date

/s/ LAYLE K. SMITH Layle K. Smith	President, Chief Executive Officer And Director (Principal Executive Officer)	January 31, 2014

/s/ DALE W. BOYLES Dale W. Boyles	Chief Financial Officer (Principal Financial Officer And Principal Accounting Officer)	January 31, 2014

* William H. Brooks	Director	January 31, 2014

* Ronald S. Rolfe	Director	January 31, 2014

* Matthew R. Michelini	Director	January 31, 2014

* Thomas R. Miklich	Director	January 31, 2014

* Richard B. Evans	Director	January 31, 2014

* Carl J. Rickertsen	Director	January 31, 2014

* Alan H. Schumacher	Director	January 31, 2014

* Gareth Turner	Director	January 31, 2014

* Matthew H. Nord	Director	January 31, 2014

Signature	Title	Date

* Robert A. Kasdin	Director	January 31, 2014

* Eric L. Press	Director	January 31, 2014

*By:	/s/ DALE W. BOYLES Dale W. Boyles Attorney-In-Fact	January 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on the 31st day of January, 2014.

NORANDA ALUMINUM ACQUISITION CORPORATION

By:	/s/ LAYLE K. SMITH
Name:	Layle K. Smith
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Layle K. Smith, Dale W. Boyles and Gail E. Lehman and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ LAYLE K. SMITH Layle K. Smith	President and Chief Executive Officer, Director (Principal Executive)	January 31, 2014

/s/ DALE W. BOYLES Dale W. Boyles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 31, 2014

/s/ MATTHEW R. MICHELINI Matthew R. Michelini	Director	January 31, 2014

/s/ MATTHEW H. NORD Matthew H. Nord	Director	January 31, 2014

/s/ ERIC L. PRESS Eric L. Press	Director	January 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on the 31st day of January, 2014.

NORANDA INTERMEDIATE HOLDING CORPORATION

By:	/s/ LAYLE K. SMITH
Name:	Layle K. Smith
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Layle K. Smith, Dale W. Boyles and Gail E. Lehman and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ LAYLE K. SMITH Layle K. Smith	President and Chief Executive Officer, Director (Principal Executive Officer)	January 31, 2014

/s/ DALE W. BOYLES Dale W. Boyles	CFO and Vice President—Finance, Director (Principal Financial Officer and Principal Accounting Officer)	January 31, 2014

/s/ GAIL E. LEHMAN Gail E. Lehman	Vice President—Human Resources, Corporate Secretary, General Counsel, Director	January 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on the 31st day of January, 2014.

NORANDA ALUMINUM, INC.

By:	/s/ LAYLE K. SMITH
Name:	Layle K. Smith
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Layle K. Smith, Dale W. Boyles and Gail E. Lehman and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ LAYLE K. SMITH Layle K. Smith	President, Director (Principal Executive Officer)	January 31, 2014

/s/ DALE W. BOYLES Dale W. Boyles	CFO and Vice President—Finance, Director (Principal Financial Officer and Principal Accounting Officer)	January 31, 2014

/s/ GAIL E. LEHMAN Gail E. Lehman	Vice President—Human Resources, Corporate Secretary, General Counsel, Director	January 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on the 31st day of January, 2014.

NORANDAL USA, INC.

By:	/s/ SCOTT M. CROFT

Name:	Scott M. Croft
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Layle K. Smith, Dale W. Boyles and Gail E. Lehman and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ SCOTT M. CROFT Scott M. Croft	President, Director (Principal Executive Officer)	January 31, 2014

/s/ DALE W. BOYLES Dale W. Boyles	CFO and Secretary, Director (Principal Financial Officer and Principal Accounting Officer)	January 31, 2014

/s/ LAYLE K. SMITH Layle K. Smith	Director	January 31, 2014

/s/ GAIL E. LEHMAN Gail E. Lehman	Director	January 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on the 31st day of January, 2014.

GRAMERCY ALUMINA HOLDINGS INC.

By:	/s/ LAYLE K. SMITH
Name:	Layle K. Smith
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Layle K. Smith, Dale W. Boyles and Gail E. Lehman and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ LAYLE K. SMITH Layle K. Smith	President, Director (Principal Executive Officer)	January 31, 2014

/s/ DALE W. BOYLES Dale W. Boyles	CFO, Vice President, and Secretary, Director (Principal Financial Officer and Principal Accounting Officer)	January 31, 2014

/s/ GAIL E. LEHMAN Gail E. Lehman	Vice President—Human Resources, Director	January 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on the 31st day of January, 2014.

GRAMERCY ALUMINA HOLDINGS II, INC.

By:	/s/ LAYLE K. SMITH
Name:	Layle K. Smith
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Layle K. Smith, Dale W. Boyles and Gail E. Lehman and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ LAYLE K. SMITH Layle K. Smith	President, Director (Principal Executive Officer)	January 31, 2014

/s/ DALE W. BOYLES Dale W. Boyles	CFO, Director (Principal Financial Officer and Principal Accounting Officer)	January 31, 2014

/s/ GAIL E. LEHMAN Gail E. Lehman	Secretary, General Counsel, Director	January 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on the 31st day of January, 2014.

NORANDA ALUMINA LLC

By:	/s/ DAVID HAMLING
Name:	David Hamling
Title:	President and General Manager

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Layle K. Smith, Dale W. Boyles and Gail E. Lehman and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DAVID HAMLING David Hamling	President and General Manager (Principal Executive Officer)	January 31, 2014

/s/ DALE W. BOYLES Dale W. Boyles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 31, 2014

/s/ LAYLE K. SMITH Layle K. Smith	Manager	January 31, 2014

/s/ GAIL E. LEHMAN Gail E. Lehman	Secretary, Manager	January 31, 2014

/s/ WAYNE R. HALE Wayne R. Hale	President—Upstream Business	January 31, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

1.1 *	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of Noranda Aluminum Holding Corporation (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-8 (File No. 333-166947), filed on May 19, 2010).

3.2	Amended and Restated By-Laws of Noranda Aluminum Holding Corporation (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-8 (File No. 333-166947), filed on May 19, 2010)

3.3	Certificate of Incorporation, as amended, of Noranda Aluminum Acquisition Corporation (incorporated by reference to Exhibit 3.3 of Noranda Aluminum Acquisition Corporation’s Registration Statement filed on Form S-4 on January 10, 2014)

3.4	Bylaws of Noranda Aluminum Acquisition Corporation (incorporated by reference to Exhibit 3.4 of Noranda Aluminum Holding Corporation’s Registration Statement filed on Form S-4 on January 31, 2008)

3.5	Certificate of Incorporation, as amended, of Noranda Intermediate Holding Corporation (incorporated by reference to Exhibit 3.5 of Noranda Aluminum Acquisition Corporation’s Registration Statement filed on Form S-4 on January 10, 2014)

3.6	Bylaws of Noranda Intermediate Holding Corporation (incorporated by reference to Exhibit 3.6 of Noranda Aluminum Holding Corporation’s Registration Statement filed on Form S-4 on January 31, 2008)

3.7	Certificate of Incorporation, as amended, of Noranda Aluminum, Inc. (incorporated by reference to Exhibit 3.7 of Noranda Aluminum Holding Corporation’s Registration Statement filed on Form S-4 on January 31, 2008)

3.8	Bylaws of Noranda Aluminum, Inc. (incorporated by reference to Exhibit 3.8 of Noranda Aluminum Holding Corporation’s Registration Statement filed on Form S-4 on January 31, 2008)

3.9	Certificate of Incorporation of Norandal USA, Inc. (incorporated by reference to Exhibit 3.9 of Noranda Aluminum Holding Corporation’s Registration Statement filed on Form S-4 on January 31, 2008)

3.10	Bylaws of Norandal USA, Inc. (incorporated by reference to Exhibit 3.10 of Noranda Aluminum Holding Corporation’s Registration Statement filed on Form S-4 on January 31, 2008)

3.11	Certificate of Incorporation of Gramercy Alumina Holdings, Inc. (incorporated by reference to Exhibit 3.11 of Noranda Aluminum Holding Corporation’s Registration Statement filed on Form S-4 on January 31, 2008)

3.12	Bylaws of Gramercy Alumina Holdings Inc. (incorporated by reference to Exhibit 3.12 of Noranda Aluminum Holding Corporation’s Registration Statement filed on Form S-4 on January 31, 2008)

3.13	Amended Certificate of Formation of Noranda Alumina LLC (incorporated by reference to Exhibit 3.13 of Noranda Aluminum Acquisition Corporation’s Registration Statement filed on Form S-4 on January 10, 2014)

3.14	Amended and Restated Limited Liability Company Agreement of Noranda Alumina LLC (incorporated by reference to Exhibit 3.14 of Noranda Aluminum Acquisition Corporation’s Registration Statement filed on Form S-4 on January 10, 2014)

Exhibit Number	Description

3.15	Certificate of Incorporation of Gramercy Alumina Holdings II, Inc. (incorporated by reference to Exhibit 3.15 of Noranda Aluminum Acquisition Corporation’s Registration Statement filed on Form S-4 on January 10, 2014)

3.16	By-laws of Gramercy Alumina Holdings II, Inc. (incorporated by reference to Exhibit 3.16 of Noranda Aluminum Acquisition Corporation’s Registration Statement filed on Form S-4 on January 10, 2014)

4.1	Form of Indenture of Noranda Aluminum Holding Corporation

4.2	Form of Indenture of Noranda Aluminum Acquisition Corporation

4.3	Form of Preferred Stock Certificate*

4.4	Form of Debt Security*

4.5	Form of Warrant Agreement, including the Form of Warrant Certificate*

4.6	Form of Stock Purchase Contract*

4.7	Form of common stock certificate of the Company (incorporated by reference to Exhibit 4.6 of Amendment No. 6 to the Company’s Registration Statement on Form S-1 (File No. 333-150760), filed on April 26, 2010)

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 of Noranda Aluminum Holding Corporation’s Form 10-Q filed on November 4, 2013 and Exhibit 12.1 of Noranda Aluminum Holding Corporation’s Form 10-K filed on February 28, 2013)

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

23.2	Consent of CRU

23.3	Consent of Ernst & Young LLP (Nashville)

24.1	Power of Attorney of Noranda Aluminum Holding Corporation (the powers of attorney for each of Noranda Aluminum Acquisition Corporation, Noranda Intermediate Holding Corporation, Noranda Aluminum, Inc., Norandal USA, Inc., Gramercy Alumina Holdings Inc., Gramercy Alumina Holdings II, Inc. and Noranda Alumina LLC, respectively, are included in the relevant signatures pages hereto)

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, with reference to Noranda Aluminum Holding Corporation, as Trustee under the Indenture

25.2*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, with reference to Noranda Aluminum Acquisition Corporation, as Trustee under the Indenture

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.